                                                                   Exhibit 23.01




                         CONSENT OF INDEPENDENT AUDITORS

         We consent to the incorporation by reference in the post-effective amendment of the Registration Statement on Form S-3 to Form SB-2 (33-80338), and the Registration Statements on Form S-3 (333-11069), Form S-8 (333-20639) and Form S-8 (333-23793) of our report dated February 28, 1997 (with respect to Note G[2], March 24, 1997) on the consolidated financial statements of Community Medical Transport, Inc. and subsidiaries included in the 1996 Annual Report on Form 10-KSB. We also consent to the reference to our Firm under the caption "Experts" in the prospectuses.


/s/ Richard A. Eisner & Company, LLP
------------------------------------

New York, New York
April 9, 1997